UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 2, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2010, the Board of Directors (the "Board") of Retail Opportunity Investments Corp. (the "Company"), elected Mark Burton to serve as a member of the Board until the 2011 annual meeting of stockholders, at which time it is expected that Mr. Burton will stand for re-election by the Company's stockholders. There are no arrangements or understandings between Mr. Burton and any other person pursuant to which he was elected. Mr. Burton will receive the same compensation for his service as received by all non-employee directors of the Company, which includes an initial equity grant, having a value of approximately $250,000, to be granted to Mr. Burton pursuant to the Company's 2009 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated:  November 8, 2010                                                                    By: /s/ John B. Roche
John B. Roche
Chief Financial Officer